UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 28, 2009

THE CONNECT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-151312	26-2230717
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2840 West Bay Drive, Suite 176

Belleair Bluffs, Florida 33770

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  800-609-0775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 28, 2009, Mr. Ken Waters resigned his position as President and Chief Executive officer.  Mr. Waters retains his position as a member of the Board of Directors.

There have been no disagreements between Mr. Waters and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company has provided Mr. Waters a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The Company has also provided Mr. Waters the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he or she agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he or she does not agree.  The Company will file any letter received by the Company from Mr. Waters with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

On December 28, 2009, Michelle Panonni was appointed as President and as a member of the Board of Directors of the Company.  On that same date, Dr. Lyn DaSylva was appointed Vice president, Treasurer, Secretary and a member of the Board of Directors.  Following is a brief description of their respective business experience.

Since 2002, Ms. Pannoni has specialized in commercial web based design and management of web based delivery systems for electronic benefits, premium/incentives, member-based savings systems and affiliate marketing consolidator fulfillment programs.  From 1997 to 2002, she was the president and owner of CMI, Inc, a web based marketing and development company.  Ms. Pannoni has experience in accounting and finance, electronic marketing, web-based program design, affiliate marketing and business development/management.  She is also a licensed Florida realtor.

Dr. Lyn DaSylva has enjoyed private practice as a multi discipline clinic owner. In addition, as a marketer, trainer and business consultant for over 20 years, Dr. DaSylva has aided thousands of business owners in the US and internationally to achieve successful healthcare practices and private businesses.

Her academic background combined with her growing affiliation with the online marketing industry, has provided the foundation for her to develop and promote global online training programs and marketing strategies for the healthcare profession which she delivers electronically to their target markets.

Since 2005, Dr. DaSylva has worked for Performance for Life.  Where she developed a “Sports Wellness” based intellectual property for electronically delivered professional training program including course development, production, trade marking, and international marketing for National Sports Leagues and Olympic Committee endorsements.

From 2006 through 2009, Dr. DaSylva partnered in the marketing and growth of Concepts Dynamic - a “high end” website development company with unique high end results for their organic SEO.  Dr. DaSylva was personally responsible for bringing Tony Robbins group of medical consultants/franchises online as clients for web development and ongoing SEO.

There are no family relationships between Ms. Pannoni and Dr. DaSylva and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Saltrelli had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON HEAD MINING CORPORATION

Date: December 29, 2009

/s/ Michelle Pannoni

Michelle Pannoni, President